 Exhibit 99.1

MongoDB Announces Pricing of Upsized Public Offering of Class A Common Stock

NEW YORK—June 29, 2021—MongoDB, Inc. (“MongoDB”) (Nasdaq: MDB), the leading, modern general purpose database platform, today announced the pricing of an underwritten public offering of 2,500,000 shares of its Class A common stock at a price to the public of $365.00 per share. MongoDB estimates that the net proceeds from the sale of the shares will be approximately $889.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by MongoDB. The offering is expected to close on July 2, 2021, subject to customary closing conditions.

Morgan Stanley and Goldman Sachs & Co. LLC are acting as joint book-running managers for the offering. Drexel Hamilton, Guzman & Company, Siebert Williams Shank and Tigress Financial Partners are acting as co-managers for the offering.

The public offering is being made pursuant to a shelf registration statement on Form S-3 that was filed by MongoDB with the U.S. Securities and Exchange Commission (the “SEC”) and automatically became effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC, and a final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MongoDB

MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 26,800 customers in over 100 countries. The MongoDB database platform has been downloaded over 175 million times and there have been more than 1.5 million registrations for MongoDB University courses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include statements relating to MongoDB’s expectations regarding the size and anticipated completion of the offering and MongoDB’s expected net proceeds from the offering. These forward-looking statements are based on MongoDB’s expectations and assumptions as of the date of this press release. Actual results may differ materially from these forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering. There can be no assurance that MongoDB will be able to complete the offering on the anticipated terms, or at all. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in MongoDB’s filings with the SEC, including under the heading “Risk Factors” contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Except as required by law, MongoDB assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Investor Relations Contact:

Brian Denyeau

ICR for MongoDB

646-277-1251

ir@mongodb.com

Media Relations Contact:

Matt Trocchio

MongoDB

communications@mongodb.com